UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38298	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Phoenix Drive, Suite 180, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 369-2555

ZOMEDICA PHARMACEUTICALS CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, Zomedica Corp. (the “Company”) appointed Ann Marie Cotter as the Company’s Chief Financial Officer and Secretary, effective immediately.

Ms. Cotter, 50, has been the Company’s Interim Chief Financial Officer and Corporate Secretary since August 2020. From August 2018 to August 2020, she served as the Company’s Vice President, Finance. From April 2018 until August 2018, Ms. Cotter served as the chief financial officer of American Fence & Supply Co., Inc.  From January 2018 until March 2018, she was a consultant to Aston Carter, a professional placement services company.  From August 2014 until September 2017, she served as the corporate controller to Promotion Technology Group, an audio visual solutions company.  Ms. Cotter holds a Master of Taxation from Capital University Law School and a Bachelor of Arts in Economics and Spanish from Capital University. She is a Certified Public Accountant, licensed in Ohio since 1996.

In connection with Ms. Cotter’s appointment to Chief Financial Officer, the Company has agreed to pay her a base salary of $200,000 per year. At the conclusion of each calendar year Ms. Cotter will be eligible to receive an annual discretionary bonus of up to 25% of her base salary (prorated for 2020) based on the achievement of certain individual and corporate performance objectives established by the Company’s Chief Executive Officer and Board of Directors (the “Board”).

If Ms. Cotter has a “separation of service” within the meaning of Section 409A of the United States Internal Revenue Code of 1986, as amended, as a result of the Company terminating her employment without cause, then Ms. Cotter shall be entitled to receive, in a lump sum and upon the execution of a standard release agreement, an amount equal to six month’s base salary less applicable tax withholding.

In connection with her appointment, Ms. Cotter received options to purchase an aggregate of 300,000 common shares at an exercise price of $0.11 per share. Options to purchase 75,000 common shares vested on the date of grant and the remaining options will vest ratably over a three-year period on the anniversary of the date of grant.

There is no family relationship between Ms. Cotter and any director or executive officer of the Company. There are no transactions between Ms. Cotter and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: October 6, 2020	By:	/s/ Ann Marie Cotter
	Name:	Ann Marie Cotter
	Title:	Chief Financial Officer